Tamboran Resources Corporation ARBN 672 879 024 Tower One, International Towers Suite 1, Level 39, 100 Barangaroo Avenue, Barangaroo NSW 2000, Australia +61 2 8330 6626 www.tamboran.com First quarter activities report for period ended September 30, 2025 Highlights • The Beetaloo Joint Venture sanctioned the Shenandoah South Pilot Project following execution of key commercial documents with APA Group, the Sturt Plateau Compression Facility (SPCF) Trust, financial institutions and the Northern Territory Government (NTG). • Tamboran received consent from Native Title Holders to sell appraisal gas from the Shenandoah South Pilot Project to avoid flaring. Subsequently, the NTG approved the sale of appraisal gas under the Beneficial Use of Gas (BUG) Legislation. • Tamboran successfully completed the first batch drilling program in the Beetaloo Basin with Shenandoah South 4H (SS-4H), -5H and -6H wells successfully drilled and cemented with a 10,000-foot horizontal section in the Mid Velkerri B shale. • The stimulation program of the SS-6H well commenced in early November 2025. The program is targeting up to 60 stages and expected to conclude by the end of the year ahead of IP30 testing in 1Q 2026, subject to weather conditions and soaking duration. • Construction activities on the SPCF and APA Group (ASX: APA) owned Sturt Plateau Pipeline (SPP) are well progressed and on track and on budget to deliver first gas to the NT market in mid- 2026, subject to weather conditions. • In September 2025, Tamboran announced the expected acquisition of Falcon Oil & Gas Ltd. (Falcon) to increase Tamboran’s Beetaloo Basin acreage position to 2.9 million net prospective acres and increase ownership of the Phase 2 Development Farmout Area. • Tamboran and Falcon shareholders are expected to vote on the transaction in 1Q 2026. • In October 2025, the company completed a US$56.1 million (pre-fees) Public Offer at US$21.00 per share of Common Stock. The Public Offer was supported by leading energy technology company and new strategic partner, Baker Hughes. • Concurrently with the closing of the Public Offering, Tamboran entered into subscription agreements with certain investors with expected gross proceeds of up to US$32.0 million in a Private Investment in Public Equity (PIPE), subject to approval by the Company’s shareholders. • As of September 30, 2025, the Company had a cash balance of US$39.6 million, with expected near-term cash inflows of US$100 million following the completion of the Public Offer, PIPE transaction and US$15 million acreage sale to DWE, which was announced in May 2025. ANNOUNCEMENT November 13, 2025 Tamboran Resources Corporation (NYSE: TBN; ASX: TBN)

2 Tamboran Resources Corporation Chairman and Interim CEO, Richard Stoneburner, said: “This quarter marks a significant milestone for Tamboran as we officially sanctioned the Shenandoah South Pilot Project, paving the way for first gas sales to the Northern Territory market in mid-2026. “Our commitment to work closely with the Native Title Holders and Northern Territory Government was recognized with the agreement to avoid flaring and consent to sell appraisal gas from the proposed Shenandoah South Pilot Project. “We completed the largest drilling program in the history of the Beetaloo Basin, successfully delivering three 10,000-foot horizontal wells, batch drilled with the H&P FlexRig, and have commenced the stimulation of the SS-6H well. The three wells are fundamental to delivering gas to the local Northern Territory market, which is predominantly powered by gas.” Shenandoah South Pilot Area Tamboran 47.5 per cent working interest in 20,309 acres and operator of the Northern Pilot Area1 In July 2025, Tamboran commenced the most active drilling campaign in the history of the Beetaloo Basin. Under the program, three wells, the SS-4H, -5H and -6H were successfully batch drilled using the Helmerich and Payne (NYSE: HP) super-spec FlexRig® Flex 3 rig. In October 2025, Tamboran announced all three wells had successfully been drilled and cemented with 10,000-foot horizontal sections within the primary Mid Velkerri B shale target. The three wells were drilled with an average spud-to-target depth (TD) of less than 27 days and the total program, including the cementing operations, was completed 9 days ahead of schedule and below budget. The program was delivered with increased efficiency driven by the application of new Baker Hughes anti- vibration drilling technology. In preparation for the stimulation on the SS-4H well, an issue with the coil tubing resulted in the decision to stimulate the SS-6H well to remain on time and on-schedule. Recovery of the coil tubing is planned to follow the end of the SS-6H stimulation and ahead of the 2026 three well stimulation campaign. In November 2025, Tamboran commenced the 60-stage stimulation program of the 10,000-foot horizontal section of the SS-6H well, utilizing the Liberty Energy (NYSE: LBRT) frac fleet. The program is expected to be completed by the end of the year with IP30 flow testing to be conducted during 1Q 2026, subject to weather conditions and soaking duration. 1 Subject to the completion of the SS-2H ST1 and SS-3H wells on the Shenandoah South pad 2. Tamboran expects to increase ownership of the proposed Northern and Southern Pilot Areas to 50% following completion of the acquisition of Falcon Oil & Gas Ltd. and the proposed acreage swap with Daly Waters Energy, LP.

3 Following the wet season, Tamboran expects to stimulate the remaining three drilled and uncompleted wells (SS-3H, -4H and -5H) ahead of the commencement of gas sales. In total, the five wells are expected to deliver the contracted 40 TJ/d volume required under the Gas Sales Agreement (GSA) with the NTG. In September 2025, Tamboran secured the final approvals under the BUG Legislation to sell appraisal gas under the existing Exploration Permits (EPs). The construction of the SPCF (Tamboran: 50%; Daly Waters Infrastructure (DWI): 50%) has commenced with the installation of the compressor and triethylene glycol (TEG) unit, required for dehydration of the gas stream, nearing completion. The project was 68% complete by the end of October 2025 and remains within P50 budget and schedule to deliver gas from mid-2026. APA has commenced construction of the Sturt Plateau Pipeline (SPP) connecting the SPCF to APA-owned Amadeus Gas Pipeline (AGP), the local pipeline network in the Northern Territory connecting Darwin to Alice Springs via the Beetaloo Basin. The program remains within budget and on schedule for practical completion by the end of 2025. EP 161 Santos 75 per cent working interest and operator, Tamboran 25 per cent working interest During the quarter, the operator continued preparations for a up to three 10,000-foot horizontal well program at the Jibera South and Newcastle South locations in EP 161. Santos plans to undertake the program in 2026, subject to final approvals and expects to stimulate each well during the 2027 dry season. EP 136, EP 143 and EP(A) 197 Tamboran 100 per cent working interest and operator During the quarter, Tamboran progressed scouting and surveying activities in EP 143 in preparation for the acquisition of a 2D seismic survey in 2026. No activity was undertaken on the EP 136 acreage during the period. Commercial and Corporate Native Title Holder and Northern Territory Government Approval In September 2025, Tamboran announced it had received approval from the NTG to sell appraisal gas from its exploration permits in the Beetaloo Basin under the BUG legislation.

4 This is the first approval granted by the NTG through the new BUG legislation and follows consent from Native Title Holders for the sale of up to 60 TJ per day from the proposed Shenandoah South Pilot Project over a three-year period. The BJV holds all necessary approvals to sell gas from the proposed Pilot Project. The project is targeting gas sales of 40 TJ per day to the NTG under a binding GSA which is expected to commence in mid-2026. Proposed acquisition of Falcon Oil & Gas Ltd (Falcon). In September 2025, Tamboran and Falcon entered into a definitive agreement to create a ~2.9 million net prospective acre Beetaloo Basin leader across the majority of the Beetaloo depocenter. Under the transaction, Tamboran will acquire Falcon via the acquisition of all its subsidiaries in exchange for 6,537,503 shares of Tamboran NYSE Common Stock and a cash consideration of US$23.7 million. On completion, Falcon will distribute Tamboran shares to eligible shareholders of Falcon at an exchange ratio of 0.00687 shares of Tamboran NYSE Common Stock for each Falcon Common Stock. Falcon shareholders will own ~26.8% of the pro forma business (prior to the completion of the recent Public Offer and PIPE transaction). Tamboran stockholders will own the remaining 73.2%. The transaction values Falcon’s subsidiaries at C$239 million (US$172 million), at an implied offer price of C$0.2154 per share. This reflected a 19.7% premium of the closing price of Falcon on the TSX on September 29, 2025 and a 53.2% premium to the 90-day traded VWAP. The transaction has been unanimously approved by the Board of Directors of Tamboran and Falcon and is expected to close in 1Q 2026, subject to satisfaction of closing conditions, including the approval by Falcon shareholders of the transaction and the approval by Tamboran stockholders of the issuance of the Tamboran NYSE Common Stock. Completed Public Offer to raise US$56.1 million (pre-fees) In October 2025, Tamboran raised US$56.1 million via the issuance of 2,673,111 shares of Common Stock at the Public Offering price of US$21.00 per share. The underwriters exercised their option to purchase an additional 348,666 shares of Common Stock at the Public Offering price from the Company on October 23, 2025. The Public Offering was supported by cornerstone investors, including a US$10 million investment from new Strategic Partner, Baker Hughes, a leading energy technology company. Baker Hughes will provide industry-leading oil field services (OFS) and equipment while supporting optimization and efficiency initiatives in Tamboran’s initial development.

5 RBC Capital Markets, LLC, Wells Fargo Securities, LLC, and BofA Securities acted as joint book-running managers of the Public Offering. PIPE to raise up to US$32.0 million Concurrently with the closing of the Public Offering, Tamboran entered into subscription agreements with certain investors with expected gross proceeds of up to US$32.0 million in a Private Investment in Public Equity (PIPE), subject to approval by the Company’s shareholders and the satisfaction of other customary closing conditions. The PIPE is being conducted at the same price to the public of US$21.00 per share of Common Stock. The PIPE is supported by a US$6.6 million investment from Tamboran’s largest shareholder, Mr. Bryan Sheffield, and Mr. Scott Sheffield, a member of the Company’s Board of Directors, subject to approval by the Company’s shareholders pursuant to ASX Listing Rule 10.11. Strategic agreement with Baker Hughes In conjunction with the Public Offering, Tamboran and Baker Hughes have entered into a preferred services agreement whereby Baker Hughes will supply OFS and support optimization and efficiency initiatives in Tamboran’s initial development of the Beetaloo Basin. This activity is limited to a pre-set number of wells in the basin with an expiration period of the later to occur of i) three (3) years, or ii) twenty (20) wells. The strategic relationship with Baker Hughes is established to provide industry-leading oilfield services to Tamboran’s Beetaloo Basin operations, including drilling and completion fluids, drilling services, well design and construction, wireline services, cementing and completions intervention to improve well delivery and economics in the upcoming drilling and completions program. Board and Management changes In July 2025, Tamboran announced that Dick Stoneburner, Chairman of the Board of Directors of the Company, has been appointed as interim Chief Executive Officer and will serve as Chair and interim Chief Executive Officer (CEO) until a new successor is named as CEO. Tamboran’s Board has commenced a search for a new permanent CEO and has engaged a leading executive search firm. In conjunction, Joel Riddle has stepped down as Chief Executive Officer and Managing Director. Former Pioneer Natural Resources Director and CEO, Mr. Scott Sheffield and Mr. Phillip Pace have been appointed as Non-Executive Directors of Tamboran. Concurrently, Mr. John Bell Sr. has stepped down from Tamboran’s Board of Directors.

6 Share Purchase Plan The Company will also offer a Security Purchase Plan (SPP) to eligible securityholders to raise up to approximately US$30 million at the same equivalent price as the Public Offering and PIPE, with the ability to take oversubscriptions at its discretion. The SPP opened on Thursday, October 30, 2025 and is expected to close at 5:00pm on Thursday, November 20, 2025 (Sydney time) (unless extended). For further information, refer to Tamboran’s announcement dated October 27, 2025, “Tamboran raises US$56.1 million via Public Offering, enters into PIPE with proceeds of up to US$29.3 million, and intends to launch CDI Share Purchase Plan with target proceeds of up to US$30 million”. Capital Structure At the end of the quarter, Tamboran had total cash on hand of US$39.6 million and no debt. The current capital structure, as at the date of this report, is as follows: 12,922,097 Common Stock 1,514,354,400 CHESS Depositary Interests 200:1 (equivalent to 7,571,772 Common Stock) 20,493,869 Total equivalent Common Stock (4,098,773,800 equivalent CDIs at 200:1) 18,151,222 CDI Options fully vested (unlisted) 35,850,000 CDI Options unvested and subject to milestones (unlisted) Changes to the capital structure from the previous quarter include: • Conversion of 598,874 Common Stock to CDIs (119,774,800 increase in CDIs). • Additional 2,673,111 Common Stock issued under the Public Offer in October 2025.

Permits

At the end of the quarter, Tamboran and its subsidiaries held the following petroleum permits:

Exploration Permit	Location	Working Interest
Proposed Northern Pilot Area	Beetaloo Basin, Northern Territory	*47.50%*,(1),(2),(3)*
Proposed Southern Pilot Area	Beetaloo Basin, Northern Territory	*38.75%(1),(3)*
Proposed Phase 2 Development Area	Beetaloo Basin, Northern Territory	*58.12%*,(1),(4)*
Proposed Retention Lease 10 (RL10)	Beetaloo Basin, Northern Territory	*67.83%*,(1),(5)*
Remaining ex-EP 76, 98 and 117 acres	Beetaloo Basin, Northern Territory	*77.50%*,(1),(6)*
EP 161	Beetaloo Basin, Northern Territory	*25.0%*
EP 136	Beetaloo Basin, Northern Territory	*100.0%**
EP 143	Beetaloo Basin, Northern Territory	*100.0%**
EP(A) 197	Beetaloo Basin, Northern Territory	*100.0%**

**Denotes operator.*
(1) Subject to the completion of certain conditions precedent and regulatory approvals. These areas position are within the EP 76, 98 and 117 permits
(2) Subject to the completion of the SS-2H ST1 and SS-3H wells on the Shenandoah South pad 2. Note, Falcon have nominated zero participation in the SS-4H, 5H and 6H wells, which will increase Tamboran's working interest in the proposed Northern Pilot Area on completion of the stimulation of the wells.
(3) Tamboran expects to increase ownership of the proposed Northern and Southern Pilot Areas to 50% following the completion of the acquisition of Falcon Oil & Gas Ltd. and the proposed acreage swap with Daly Waters Energy, LP.
(4) Tamboran expects to increase ownership of the Phase 2 Development Area to 78% following the completion of the acquisition of Falcon Oil & Gas Ltd. and the proposed acreage swap with Daly Waters Energy, LP.
(5) Tamboran expects to increase ownership of the proposed RL10 to 92% following the completion of the acquisition of Falcon Oil & Gas Ltd. and the proposed acreage swap with Daly Waters Energy, LP.
(6) Tamboran expects to increase ownership of the remaining ex-EP 76, 98 and 117 acres to between 12.5% and 22.5% following the completion of the acquisition of Falcon Oil & Gas Ltd. and the proposed acreage swap with Daly Waters Energy, LP.

Announcements

This Quarterly Activities Report contains information reported in the following announcements released during and subsequent to the reporting period:

14 July 2025	SS-2H ST1 delivers Beetaloo Basin record IP60 flow rate
28 July 2025	Board and Management Changes
11 August 2025	SS-2H ST1 record IP90 flow test
13 August 2025	Native Title Holders approve sale of Appraisal Gas
01 September 2025	NT Govt. approve sale of appraisal gas under BUG legislation
15 September 2025	U.S. Non-Deal Roadshow Presentation
30 September 2025	Shenandoah South Pilot Project reaches FID
30 September 2025	Tamboran to acquire Falcon Oil & Gas Ltd.
15 October 2025	Tamboran completes largest Beetaloo drilling program
23 October 2025	Public Offering of Common Stock
27 October 2025	Tamboran Announces Close of Public Offering

7

8 This announcement was approved and authorised for release by Dick Stoneburner, the Chairman and Interim Chief Executive Officer of Tamboran Resources Corporation. For further information, please contact: Investor enquiries: Chris Morbey, Vice President – Corporate Development and Investor Relations +61 2 8330 6626 Investors@tamboran.com Media enquiries: +61 2 8330 6626 Media@tamboran.com About Tamboran Resources Corporation Tamboran Resources Corporation (NYSE/ASX: TBN) is a growth-driven independent natural gas exploration and production company focused on an integrated approach to the commercial development of the natural gas resources in the Beetaloo Basin located within the Northern Territory of Australia. Through its subsidiaries, Tamboran holds approximately 1.9 million net prospective acres and is the largest acreage holder in the Beetaloo Basin.

9 Figure 1: Tamboran’s Beetaloo Basin asset location map. Note: Working interests and proposed permit boundaries on the map are subject to the completion of the acquisition of Falcon Oil & Gas Ltd. and the proposed acreage swap with Daly Waters Energy, LP.

10 Disclaimer Tamboran makes no representation, assurance or guarantee as to the accuracy or likelihood of fulfilment of any forward-looking statement or any outcomes expressed or implied in any forward-looking statement. The forward-looking statements in this report reflect expectations held at the date of this document. Except as required by applicable law or the ASX Listing Rules, Tamboran disclaims any obligation or undertaking to publicly update any forward-looking statements, or discussion of future financial prospects, whether as a result of new information or of future events. The information contained in this announcement does not take into account the investment objectives, financial situation or particular needs of any recipient and is not financial product advice. Before making an investment decision, recipients of this announcement should consider their own needs and situation and, if necessary, seek independent professional advice. To the maximum extent permitted by law, Tamboran and its officers, employees, agents and advisers give no warranty, representation or guarantee as to the accuracy, completeness or reliability of the information contained in this presentation. Further, none of Tamboran nor its officers, employees, agents or advisers accept, to the extent permitted by law, responsibility for any loss, claim, damages, costs or expenses arising out of, or in connection with, the information contained in this announcement. Note on Forward-Looking Statements This press release contains “forward-looking” statements related to the Company within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements reflect the Company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” “participate,” “progress,” “conduct” and the negatives of these words and other similar expressions generally identify forward-looking statements. It is possible that the Company’s future financial performance may differ from expectations due to a variety of factors, including but not limited to: our early stage of development with no material revenue expected until 2026 and our limited operating history; the substantial additional capital required for our business plan, which we may be unable to raise on acceptable terms; our strategy to deliver natural gas to the Australian East Coast and select Asian markets being contingent upon constructing additional pipeline capacity, which may not be secured; the absence of proved reserves and the risk that our drilling may not yield natural gas in commercial quantities or quality; the speculative nature of drilling activities, which involve significant costs and may not result in discoveries or additions to our future production or reserves; the challenges associated with importing U.S. practices and technology to the Northern Territory, which could affect our operations and growth due to limited local experience; the critical need for timely access to appropriate equipment and infrastructure, which may impact our market access and business plan execution; the operational complexities and inherent risks of drilling, completions, workover, and hydraulic fracturing operations that could adversely affect our business; the volatility of natural gas prices and its potential adverse effect on our financial condition and operations; the risks of construction delays, cost overruns,

11 and negative effects on our financial and operational performance associated with midstream projects; the potential fundamental impact on our business if our assessments of the Beetaloo are materially inaccurate; the concentration of all our assets and operations in the Beetaloo, making us susceptible to region-specific risks; the substantial doubt raised by our recurring operational losses, negative cash flows, and cumulative net losses about our ability to continue as a going concern; complex laws and regulations that could affect our operational costs and feasibility or lead to significant liabilities; community opposition that could result in costly delays and impede our ability to obtain necessary government approvals; exploration and development activities in the Beetaloo that may lead to legal disputes, operational disruptions, and reputational damage due to native title and heritage issues; the requirement to produce natural gas on a Scope 1 net zero basis upon commencement of commercial production, with internal goals for operational net zero, which may increase our production costs; the increased attention to ESG matters and environmental conservation measures that could adversely impact our business operations; risks related to our corporate structure; risks related to our common stock and CDIs; and the other risk factors discussed in the this report and the Company’s filings with the Securities and Exchange Commission. It is not possible to foresee or identify all such factors. Any forward-looking statements in this document are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company’s results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward-looking statements contained in this document.